Exhibit  10.36

MEMORANDUM OF UNDERSTANDING

THIS MEMORANDUM OF UNDERSTANDING (this “Agreement”) is made and entered into this 20th day of March, 2007 by and between CALGON CARBON CORPORATION (“CCC”) a Delaware corporation having a principal place of business at 400 Calgon Carbon Drive , Pittsburgh, Pennsylvania 15205 AND ADA-ES, Inc. a Colorado corporation having a principal place of business at 8100 South Park Way, Unit B, Littleton, Colorado 80120 (“ADA”) (individually or collectively referred to in this Agreement as a “Party” or the “Parties”).

BACKGROUND

The Parties desire to work together to develop and jointly market Products, as defined herein, to the electric utility industry and such other industries/clients as the Parties may mutually agree in writing (the “Market”). This joint effort to market and develop Products in the Market is hereinafter referred to generally as the “Project” and is more particularly outlined in Exhibit A. It is the goal of the Project to capture a predominant market share for the Products within the Market, while maximizing profit for the Parties. This Agreement sets forth the Parties’ understandings, intentions and plans with respect to the first phase of the Project, which is directed to joint marketing efforts, and outlines other phases to follow should the parties mutually agree on subsequent phases.

NOW THEREFORE, the Parties, in consideration of the mutual promises contained herein and intending to be legally bound hereby, agree to the following:

1.0	GENERAL

1.1

The Project will consist of Phases 1, 2 and 3 (the “Phases”), which are detailed on Exhibit A hereto. The terms of this Agreement are intended to cover the activities in Phase 1, the joint marketing phase.The items mentioned in Exhibit A relative to Phase 2 (possible joint production of some or all Products where Products are defined below) and Phase 3 (possible Joint Venture) are intended to outline only the scope of potential agreements. In the event the parties mutually agree to proceed with those Phases, the Parties will negotiate in good faith for each of those Phases. It is expressly understood and agreed that the specific terms set forth below apply only to Phase 1 and that any or all terms set forth herein shall not necessarily apply in a subsequent phase unless such term(s) is/are expressly incorporated in a subsequent agreement mutually negotiated between the Parties for such subsequent Phase. This Agreement shall commence on the date hereof and shall continue in effect until the earlier of (a) July 31, 2008, (b) such time as the Project is completed, (c) the execution of the Joint Marketing Agreement, JV Agreement or similar agreement that supersedes this Agreement, or (d) the termination of this Agreement as provided in Article 10 below. It is specifically understood and agreed that this Agreement extends only to activities in connection with Phase 1 of the Project. However, the Parties will explore, in their discretion, further avenues of cooperation with respect to the implementation the Project and to other applications for the Product that both Parties may agree to work on together.

1.2	Subject to Section 5 below, each of the Parties will make available to each other such Confidential Information as reasonably necessary to facilitate achievement of the Project goals.

1.3	CCC shall retain ownership of any existing CCC facilities dedicated to manufacturing Products for the Project.

1.4

For purposes of this Agreement only, the term “Products” shall mean and include activated carbon products for the treatment of flue gas containing mercury and related contaminants and specifically includes, without limitation, the FLUEPAC MC and FLUEPAC MC PLUS activated carbon products produced by CCC and any other appropriate modifications and/or replacements of such products.

2.0	PERSONNEL

2.1	The Project will be managed jointly by the Parties. Each Party shall designate in writing a primary and secondary contact person (the “Project Team Leaders”) with respect to the Project.

2.2

Each Party shall designate in writing such employees in addition to the Project Team Leaders to be available to work on the Project that such Party in good faith deems necessary to the success of the Project. Each Party shall, on a regular basis but no more than quarterly, provide the other Party with a summary of Project tasks completed and the cost incurred by the Party, with reasonable explanation of the basis for calculating such cost. Employees designated to work on the Project, including the Project Team Leaders, will constitute the “Project Team” and will commit such time to the Project as directed by their employer; provided however, that each Party shall promptly notify the other Party if an employee designated to work on the Project becomes unavailable to perform the work forecast for him to complete. Each Party will have the right to approve the participation of the key personnel designated by the other Party.

2.3	Each Party will make available to the Project the technical, marketing and managerial advice and support of its organizations on an as-needed basis and at its own cost.

2.4	Personnel designated to work on the Project, whether on a temporary, limited or full-time basis, will continue to be paid directly by their current employer/client.

2.5

Each Party agrees that during the term of this Agreement and for two (2) years thereafter, such Party will not solicit, induce or otherwise offer employment to employees of the other Party involved with the Project. The only exception to this bar on employment of the other Party’s employees shall be if a Party gives express written permission to the other Party that it may solicit and hire a particular employee(s).

3.0	PLANNING AND EXECUTION OF PROJECT

3.1

Upon execution of this Agreement and as often as may be required during the term of this Agreement, but not less often than monthly, the Project Team Leaders shall meet to discuss the direction and progress of the Project. The Project Team Leaders shall endeavor to assign specific tasks to the Parties, as appropriate, so as to maximize progress on the Project, avoid any duplication of efforts and allocate the unreimbursed work among the Parties. Each Party undertakes to carry out those tasks assigned to it in good faith with all reasonable diligence.

3.2	All work done in connection with the Project shall be carried out in material compliance with all applicable laws, regulations, and guidelines.

4.0	PROJECT REPORTS AND OWNERSHIP OF INTELLECTUAL PROPERTY

4.1

The Project Team shall prepare or cause to be prepared confidential comprehensive written reports at least quarterly during the term of this Agreement. These reports shall describe in detail the progress of the Project and future direction of the Project and shall be distributed to each Party.

4.2

Each Party shall retain sole ownership of any and all technology or know how, including without limitation, patents, trade secrets, products under development, ideas, concepts, business methods, patent applications and the like, and any improvements thereto, that the Party owns prior to the execution of this Agreement (the “Preexisting Technology”), whether or not such Preexisting Technology is related to the Products or the Project. In the event that a dispute arises as to whether any technology was Preexisting Technology of a Party, the Party claiming to own such technology must provide documentary evidence showing the existence of such technology prior to the date of the Agreement.

4.3

During Phase 1 which is covered by this Agreement, the Parties do not generally intend to engage in joint development of technology but rather shall work independently on technologies currently under consideration in their organizations. The Parties specifically agree that they shall not jointly work on development of technology related to production of Product and that each party shall therefore retain sole ownership of its Preexisting Technology related to production of Product. The only scenarios where the Parties will cooperate in technology development are as follows:

     a. CCC may, in its sole discretion, provide ADA with samples of Product under development by CCC for the purpose of asking ADA to test or otherwise evaluate such samples. In any case, such samples and associated technology and the results of such testing or evaluation shall remain the sole property of CCC.

b. ADA may, in its sole discretion, suggest in writing potential formulas and mixtures for CCC to consider for Products and such suggested Products shall remain the sole property of ADA.

c. The Parties may jointly meet to discuss technical improvements and any technology arising from such joint meetings shall be owned by CCC subject to the terms of Section 4.4 below.

In the event that either Party discloses to another Party technology that the Party believes it has been independently developing, the Party shall so advise the disclosing Party of this position, and both Parties reserve their right to claim ownership of technology they have independently developed.

4.4

Any invention conceived by the Parties in collaboration during the term and in accordance with Section 4.3 (c.) above (hereinafter such inventions are referred to collectively as “Joint Technology”) shall be owned by CCC and all inventions comprising Joint Technology shall be assigned without cost, to CCC for all purposes. CCC shall have the right to file or cause to have filed a patent application covering such inventions. In the event that CCC chooses not to file a patent application on the invention in any country or countries, it will notify ADA of the fact and ADA will be given the opportunity to pursue patent protection on that invention at its own expense. In this case, rights necessary to enable ADA to apply for the patent will be assigned to ADA, and CCC shall fully cooperate and provide any assistance reasonably requested by ADA in the preparation and prosecution of such patent application(s). CCC or ADA, as the case may be, shall have a perpetual, royalty-free, non-exclusive licenses to use, sell, practice, license and otherwise fully exploit any and all Joint Technology not directly owned by the Party. . CCC or ADA, as the case may be, shall own any such patent application and any patent or patents maturing therefrom and shall have the right to enforce said patent or patent(s) in its sole discretion and at its sole cost, provided, however, that if a Party who owns a Joint Technology patent chooses not to pursue a potential infringer, the other Party may at its sole cost elect to pursue such infringer and the owner of such patent will assign the patent to the Party pursing the infringer. Additionally, neither party shall license Joint Technology to any third parties without the written consent of the other Party hereto, such consent not to be unreasonably withheld. CCC or ADA, as the case may be, shall bear the expenses incurred in the filing, prosecution, or maintenance of patent applications or patents which are owned by or assigned to it, in accordance with the foregoing. In any event, the Parties shall closely communicate and coordinate with respect to the filing of patent applications and foreign counterparts for Joint technology in order to promote comprehensive, cost efficient patent coverage in their mutual interest.

4.5

Both ADA and CCC shall independently market the Products in the Market, and the Parties shall cooperate by sharing marketing information, including leads and otherwise working together so as to minimize sales cost and maximizing sales coverage of the Market. It is understood, however, that since the Market is ADA’s principal market, ADA shall be responsible for providing marketing leadership to the Project.

5.0	CONFIDENTIALITY

5.1

The term “Confidential Information” as used herein means the Preexisting Technology, the New Product Technology and all of the information related to the Project provided by either Party including without limitation, business information, marketing data and plans, sales leads, financial information, patent applications, trade secrets, processes, ideas, know-how, copyright or any other form of non public intellectual property, whether technical, engineering, operational, marketing, sales or economic in nature. Confidential Information excludes however, any information (i) which is now or hereafter becomes part of the public domain through no fault of the party claiming waiver, (ii) which was known to the recipient Party prior to its disclosure by the providing Party as evidenced by the receiving Party’s written records, (iii) is disclosed to the recipient Party by a third party having a lawful right to make such disclosure, or (iv) was independently developed by the receiving Party, without reference to any information or materials disclosed by the disclosing Party, as evidenced by the receiving Party’s written records, or (v) is required by law to be disclosed, provided that the Party so required to disclose information shall give the other Party sufficient notice of the proposed disclosure to seek a protective order for such information.

5.2

In consideration of each Party’s willingness to disclose Confidential Information to the other for the purposes of the Project, each Party agrees with respect to Confidential Information provided to it by the other Party not to make any use whatsoever of such Confidential Information except as necessary to achieve the goals and purpose of the Project. The Parties further agree not to use Confidential Information provided by the other Party in connection with any other development activities conducted on behalf of the recipient Party, either by itself or by any other person, firm or corporation,

5.3

The Parties agree with respect to all of the Confidential Information that they will: (i) not reveal such Confidential Information to third parties, (ii) keep all such Confidential Information strictly secret and confidential and prevent unauthorized use or reproduction of all written Confidential Information by causing it to be plainly marked as secret and confidential, (iv) return all written, electronic or other tangible confidential Information materials to the providing Party upon request by the providing Party and (v) limit access to Confidential Information to those employees which are members of the Project Team, or otherwise have a need to know such information in furtherance of the Project. In any event, each Party shall treat Confidential Information with the same care as regards confidentiality as it does its own proprietary technology and information. Confidential Information may, however, be disclosed as reasonably necessary to allow either Party and their employees, agents, and consultants, to file and prosecute patent applications, or to comply with governmental regulations.

5.4

Each Party further agrees not to use any Confidential Information (including any piece of equipment, component thereof, technology or software) made available to it by the other Party during the course of the Project to reverse engineer any products, methods or technology of the other Party.

5.5

The confidentiality obligations of this Article 5 shall extend with respect to Confidential Information so long as the particular information remains confidential within the terms defined in paragraph 5.1 or for a period of five years after termination or expiration of this Agreement, whichever period is longer.

6.0	PUBLICITY

6.1

The Parties shall work together for the purpose of facilitating their joint marketing efforts and promoting sales of the Products during Phase 1. To this end, the Parties will jointly prepare a press release to announce their collaboration. The Parties may also agree to prepare additional press releases to announce any developments in the Project, including, without limitation, the entry into agreements between the Parties and any successful joint sales efforts. The Parties specifically agree to issue a preliminary press release in the form attached hereto as Exhibit B. Any press release proposed by either party must be approved by the other party in writing prior to issue of the press release.

7.0	DISPUTE RESOLUTION

7.1

Any dispute or claim arising between the Parties relating to interpretation of the provisions of this Agreement or to performance of either of the Parties hereunder which has not been resolved by the appropriate management level personnel of the Parties, shall be referred to the CEO of each Party or such other appropriate designee, and such individuals shall meet or confer as soon as reasonably practicable.

7.2

Claims made by either Party related to breach of Article 5 for which equitable relief is sought or any claims otherwise seeking equitable relief or tort damages must be brought in a court of competent jurisdiction.

8.0	RECIPROCAL REPRESENTATIONS, WARRANTIES AND COVENANTS

8.1

Each of the Parties represents and warrants to the other Party that: (a) such Party is not a party to any contract or agreement that prevents such Party from fulfilling all such Party’s responsibilities and obligations hereunder, or that impairs or may impair any responsibility or obligation of such Party hereunder; (b) the execution, delivery or performance of this Agreement by such Party does not result in the breach, violation or default of any other agreement, commitment, obligation or other undertaking to which such Party is a party; (c) such Party has full right, authority, and legal capacity to enter into this Agreement and to perform its responsibilities and obligations hereunder; (d) such Party is under no disability, restriction, or prohibition regarding such Party’s right to enter into and execute this Agreement or to fully perform its terms and conditions; and (e) such party is acting hereunder independently and shall not at any time indicate to anyone that the other Party is the agent of such Party making the warranty and representation. In furtherance of the foregoing clause (e)other than as reasonably necessary to jointly market Products hereunder and otherwise fulfill the purpose of the Project, each Party covenants and agrees that neither it nor any of its affiliates shall use the name of or refer to the other Party or any affiliate of the other party in any negotiations, research, dialogue, correspondence or other interaction with any person, without the prior written consent of such other Party, which may be withheld for any reason at the sole discretion of such other Party.

9.0	INDEMNIFICATION; DAMAGES; WARRANTIES

9.1

If a third party claims that a portion of any intellectual property provided to the Project during Phase 1 by either Party infringes such third party’s U.S. patent, copyright, trade secret or other intellectual property then the providing Party will indemnify the other Party against the claim insofar as it claims infringement by that portion of the intellectual property provided to the Project by the providing Party. The indemnification of such Party shall be at the providing Party’s expense, and the providing party shall pay all costs, damages and attorney’s fees that a court finally awards or that are directly related to settlement of such claim. If such claim is made or appears likely to be made, the providing Party will, at its own expense and on reasonable terms, (1) attempt to modify the intellectual party or replace it with a functional equivalent, or (2) obtain a license for continued use of the intellectual property by or on behalf of the Project. If the providing Party determines that the alternative set forth above are not reasonably available, the Parties agree to cease all use of the intellectual property and take reasonable steps to return such intellectual property upon the providing Party’s written request.

9.2	NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CIRCUMSTANCES FOR CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT.

9.3

THE EXPRESS WARRANTIES AND REMEDIES SET OUT IN THIS AGREEMENT ARE THE ONLY WARRANTIES AND REMEDIES APPLICABLE TO THIS AGREEMENT, AND SUCH WARRANTIES AND REMEDIES ARE IN LIEU OF AND EXCLUDE ALL OTHER WARRANTIES NOT EXPRESSLY SET FORTH HEREIN, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.4	In conjunction with any joint marketing efforts, ADA shall not misrepresent the Products or modify or amend any warranty provided by CCC relative to such Products.

10.0	TERMINATION

10.1	This Agreement may be terminated under any of the following circumstances:

a.

Termination for Default. If either Party shall default in a material manner with respect to any material provision of this Agreement pertaining to that Party, the other Party may give the defaulting Party written notice of such default and the defaulting Party shall have twenty (20) days to cure such default or if such default cannot reasonably be cured within twenty (20) days, the defaulting Party shall have twenty (20) days to commence such cure and must diligently complete such cure as soon as reasonably possible thereafter If such default is not cured in accordance with the foregoing, the non-defaulting Party shall have the right, upon notice to the defaulting Party and without prejudice to any other rights the non-defaulting Party may have, to terminate this Agreement.

b.

Insolvency. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement by written notice to the other Party in the event the other Party shall have become insolvent or made an assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the other Party or for all or a substantial part of its property, or any case or proceeding shall have been voluntarily initiated by or commenced against or other action taken by or against the other Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect.

c.

For Convenience. Either Party may, in addition to any other remedies available to it by law or in equity, terminate this Agreement, without cause and without penalty, by written notice to the other Party at least thirty (30) days prior to the effective date of such termination; provided however, that neither Party may terminate for convenience during Phase 1 prior to the expiration of the Negotiating Target Period identified in Exhibit A.

10.2

All provisions of this Agreement shall survive any termination of this Agreement as necessary to effectuate the Parties’ residual rights and obligations following any such termination, according to the plain intent of such provisions and legal custom. Without limiting the foregoing, (i) any expiration of termination of this Agreement shall be without prejudice to any accrued rights of the Parties, and (ii) the Parties’ ownership and rights with respect to the Project Technology shall continue to be governed by Section 4 of this Agreement.

11.0	MISCELLANEOUS

11.1

Except as may be agreed elsewhere in this Agreement, each Party hereto may have other business interests and may engage in any other business or trade, profession or employment whatsoever, on its own account, in partnership with, or as an employee, officer, director, or shareholder of any other person, firm, or corporation, and shall not be required to devote his entire time to the business of this Agreement, but only so much time and attention as shall be reasonably required for its necessary supervision, operation and management. No Party to this Agreement shall be under any fiduciary or other duty to the other Party which would otherwise prevent it from engaging in or enjoying the benefit of competing endeavors within the general scope of the endeavors contemplated by this Agreement. The legal doctrines of “corporate opportunity” or “business opportunity” sometimes applied to persons occupying a joint venture or fiduciary status shall not apply to the Parties to this Agreement.

11.2	All notices, requests, demands and other communications under this Agreement shall be given to or made upon the respective Parties as follows:

CCC: Robert P O’brien Sr. Vice President Phone: 412-787-4768 e-mail: robrien@calgoncarbon-us.com cc to: V.P. and General Counsel Phone: 412-787-6786 e-mail: dsheedy@calgoncarbon-us.com

ADA: Mike D Durham — President 8100 South Park Way, B Littleton, CO 80120 Phone: 303-734-1727 e-mail: miked@adaes.com

All notices, requests, demands and other communications given or made concerning the provisions of this Agreement shall be in writing and shall be given either by prepaid registered or certified mail with return receipt requested, or by telefax. All such notices, requests, demands and other communications shall become effective on the date such notice was received if given by mail or on the date of transmission if given by telefax.

11.3

This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors, assigns and legal representatives. Neither Party has the right to assign the whole or any part of its rights and obligations in the Project or to sublet its engagement to a third party without the prior written consent by the other Party, except that either Party may without such consent assign or sublet to a direct or indirect subsidiary or parent of such Party.

11.4	This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

11.5

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement, and any Party hereto may execute this Agreement by signing one or more counterparts hereof. Signatures of the Parties transmitted by electronic facsimile shall be valid and binding upon the Parties.

11.6	Each Party shall comply with all applicable federal, state and local laws, regulations and rules in carrying out any activity related, either directly or indirectly, to the Project.

11.7

This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof. There are no promises, representations, conditions, provisions or terms related to the subject matter hereof other than those set forth in this Agreement. This Agreement supersedes all prior understandings and agreements between the Parties, written or oral, with respect to the subject matter hereof. This Agreement may not be changed, modified or amended except by a writing signed by both Parties. Headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

11.8

During the term of this Agreement, each Party shall continuously maintain insurance coverage against such risks and in such amounts as are generally insured by prudent companies in similar circumstances carrying on similar businesses and with insurers reasonably believed by such Party to be reputable and financially sound.

11.9

Notwithstanding any other provision herein, in the event of a Party’s actual or threatened breach of any material provision of this Agreement adversely affecting another Party’s Confidential Information or other intellectual property rights, the Parties specifically agree that such Party will incur incalculable and irreparable damage and that such Party has no adequate remedy at law for such threatened or continuing breach. Therefore, such Party shall be entitled to injunctive relief restraining the offending Party from such threatened or continuing breach, in addition to all other remedies available to the offended Party hereunder, at law or in equity (including without limitation temporary restraining orders, preliminary and permanent injunctions, specific performance and money damages).

11.10

The rights and remedies of the Parties hereto shall be construed cumulatively, and none of their rights and remedies shall be exclusive of, or in lieu or limitation of, any other right, remedy or priority allowed by law, unless otherwise expressly stated herein to the contrary.

11.11

The Parties hereto expressly disclaim and disavow any partnership, joint venture, fiduciary, agency or employment status or relationship between them and expressly affirm that they have entered into this Agreement as independent contractors and that the same is in all respects an “arms-length” transaction. No Party hereto has the authority to make any representation or warranty or incur any obligation or liability on behalf of any other Party hereto, nor shall they make any representation to any third party inconsistent with this paragraph, except to the extent expressly permitted elsewhere in this Agreement.

11.12

All costs and expenses, including attorneys’ fees, incurred by each Party in conjunction with the negotiation, preparation and execution of this Agreement shall be paid solely by the Party incurring such costs and expenses.

11.13

A waiver by any Party of any term or condition of this Agreement, whether in writing or by course of conduct or otherwise, shall be valid only in the instance for which it is given, and shall not be deemed a continuing waiver of said provision, nor shall it be construed as a waiver of any other provision hereof.

11.14

In the event that any provision of this Agreement, or any operation contemplated hereunder, is found by arbitration or a court of competent jurisdiction to be inconsistent with or contrary to any applicable law, ordinance, or regulation, the latter shall be deemed to control and the Agreement shall be regarded as modified accordingly, and the remainder of this Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement on the dates set forth below:

CALGON CARBON CORPORATION	ADA-ES, Inc.

By: /s/ Robert P. O’brien 3/20/07	By:/s/ Mark H. McKinnies 3/20/07

Title: Sr. Vice President	Title: Senior V.P & CFO

Exhibit A

The Project

The envisioned work will consist of three Phases, 1, 2 and 3. All Phases will be sequential with progression to a succeeding phase contingent on mutual agreement by the Parties.

Phase 1 -

1.	ADA and CCC will conduct joint efforts to market the Products to the Market in North America.

2.

CCC will provide the Products for sale to the Market or other mutually acceptable industries/clients exclusively through this joint marketing agreement and will provide adequate quantities of Products at competitive market prices. ADA will receive a commission for sales of Products; provided that ADA will not be entitled to a commission for any sale to an existing CCC customer. The commission shall be *% of the total sales price FOB CCC’s plant for untreated carbon products. The commission for treated/brominated carbons shall be in accordance with the following scale:

Sale Price FOB CCC’s Plant/lb of Product	Commission

$0.85/lb or less	*%

$0.86 - $0.95/lb	*%

>$0.95 /lb	*%

3.	ADA will take steps necessary to qualify, approve and promote the Products in the Market and provide guidance to CCC to improve the Products.

4.	The activities required under this Phase 1 shall be conducted under this Agreement.

-----------------------------

* Confidential Treatment Requested Pursuant to SEC Rule 24b-2. The confidential material has been filed separately with the Commission.

5.	ADA and CCC will function as two separate entities for Phase 1. ADA and CCC shall bear all of their own costs in performing their obligations under Phase 1.

6.

Prior to entry into Phase 2, the Parties shall negotiate in good faith a Joint Production and Marketing Agreement. To facilitate this negotiation, ADA shall undertake to provide a draft of a Joint Production and Marketing Agreement within one (1) month of the execution of this Agreement and thereafter the parties shall endeavor to complete their negotiations of the Joint Production and Marketing Agreement in no more than three (3) months from the date of delivery of such draft (the “Negotiating Target Period” shall be the sum of both of the foregoing periods). Neither party shall have the right to terminate this Agreement for convenience prior to the end of the Negotiating Target Period. The Joint Production and Marketing Agreement shall set forth at a minimum: (a) the level of investment required by ADA and the commitment of plant/capital by CCC; (b) the minimum Product inventory levels; (c) the sales and marketing responsibilities of each Party; and (d) the method of distributing the income, expenses, or profits/loss generated by the investments made by the Parties under the Joint Marketing and Production Agreement.

Phase 2 -

The objective of this Phase, subject to mutual agreement on the terms of the Joint Production and Marketing Agreement, shall be to enhance the Product to be marketed by the Parties by developing enhanced production capabilities and/or new Products. Generally it is envisioned that the Parties shall have the following responsibilities in this Phase:

1.

CCC will develop a design and cost estimate to perform the equipment upgrades and process changes required to begin cost effective production of the Products on the idle B-Line at the CCC Big Sandy plant (the “B-Line”). Notwithstanding the foregoing, it is understood that the Products are not required to be produced on the B-Line, and CCC may propose an alternative approach for consideration in the development of enhanced production capabilities or Products to support the Parties joint marketing efforts. In any case, CCC will, in its discretion, identify and propose CCC physical plant resources and personnel to be committed to production of Products subject to investment by ADA in such production resources.

2.	ADA will provide capital to fund investment in production resources and will provide suggestions regarding improvements in the Products.

3.

  CCC will operate the production facilities agreed to be developed and will guarantee Product unit costs based on specified minimum volume level throughputs for the B-line or elsewhere which costs shall be adjustable using a mutually acceptable index related to the cost of raw materials and energy.

4.	CCC and ADA shall jointly market the Products with an intent to maximize return on the joint investment in enhanced production and/or Products

Phase 3

1.	Upon mutual written agreement of the Parties, a Joint Venture (JV) will be formed. The JV will be a separate entity to continue the goals established by the Parties for the Project.

2.	The Parties will determine a mutually acceptable ownership structure for the JV, taking into consideration their respective investments and participation.

3.	Funding for the JV will be mutually determined by ADA and CCC.